EXHIBIT 99.1

FOR IMMEDIATE RELEASE

November 8, 2022

Twin Vee Powercats Co. Reports A 114% Increase In Revenue, Adjusted Net Profits Of $577,000 For Its Gas-Powered Division For The Third Quarter Of 2022

FORT PIERCE, FLORIDA, November 8, 2022 – Twin Vee PowerCats Co. (Nasdaq: VEEE) (“Twin Vee” or the “Company”), a designer, manufacturer, distributor, and marketer of power sport catamaran boats, today reported operational highlights and financial results for the third quarter of fiscal 2022.

“We are pleased to report a 114% increase in net revenue for the three months ended September 30, 2022, compared to 2021, while also adding additional models to our lineup and expanding our dealer network. Our continued efforts to streamline our manufacturing process and to become a lean organization have started to take hold, resulting in our second consecutive profitable quarter for our gas-powered division since our IPO in July 2021.

We continue to watch market conditions, dealer inventory levels and economic indicators that might affect our business or the buying decisions of our customers. Our goal is to maintain our current production momentum, maintain and streamline inventory levels and remain focused on hiring qualified production and administrative staff to further strengthen our productivity, drive efficiencies, and maintain a high level of quality.

We are supporting our growth with new boat models, increased production capabilities, strengthening our human capital and investing approximately $3 million in tooling, new molds for our 260 GFX, 280, 340 and 400 GFX , facility upgrades and capital equipment in the past 12 months.”

“The net loss for the three months ended September 30, 2022, is a reflection of the investment the Company was making into its Electric division Forza X1. The Forza X1 subsidiary was taken public in August 2022, and now has its own funds for ongoing development costs of our electric boats, electric product development and the development of our North Carolina factory, which is being designed and constructed to build electric boats. Yet, due to the Twin Vee’s 67% controlling stake in Forza X1, which now trades on the NASDAQ under the symbol FRZA, Twin Vee will continue to be required to report its financials on a consolidated basis.

Financial Highlights for the Quarter Ended September 30, 2022:

●	Net sales for the three months ended September 30, 2022 was approximately $8,812,000, representing a 114% increase compared to approximately $4,118,000 for the three months ended September 30, 2021.

●	Gross profit for the three months ended September 30, 2022 was approximately $3,334,000 compared to a gross profit of approximately $1,610,000 for the three months ended September 30, 2021.

●	Adjusted net income or free cash flow for the three months ended September 30, 2022, which excludes non-cash charges, for our gas-powered division was approximately $577,000. Free cash flow and adjusted net income are Non-GAAP measures. See below for an explanation and reconciliation of these NON-GAAP measures.

●	Net loss from our electric boat division was approximately $1,043,000 and the net loss from our franchise business was approximately $4,000, both for the three months ended September 30, 2022.

●	The Company had cash and marketable securities of approximately $22,886,000 as of September 30, 2022. Our majority owned subsidiary, Forza, completed their IPO in August, with net proceeds of approximately $15,231,000.

Conference Call

Joseph Visconti, CEO and Carrie Gunnerson, CFO will hold a conference call today, Tuesday, November 8, 2022, at 3:00 p.m. (Eastern). To listen to the conference call, interested parties should dial-in 1-888-394-8218 and use Conference ID 6260209. All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the Twin Vee conference call.

The conference call will also be available through a live audio webcast that can be accessed by clicking on this link.

The Company’s complete financial statements are being filed today with the Securities and Exchange Commission and can be accessed via https://ir.twinvee.com/sec-filings.

About Twin Vee PowerCats Co.

Twin Vee PowerCats Co. has designed, built, and sold recreational power sport catamaran boats for over 27 years. Twin Vee’s hull designs and engineering has placed the company on the leading edge of marine innovation. Twin Vee boats are known as “Best Riding Boats on the Water™” because catamarans reduce drag, increase fuel efficiency, and offer boaters a more stable riding boat. Located in Fort Pierce Florida, Twin Vee’s facility is 7.5-acres with several buildings totaling over 75,000 square feet. The Company currently employs approximately 180 people. Learn more at twinvee.com.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements and include statements regarding continuing efforts to streamline the Company’s manufacturing process and become a lean organization, maintaining the Company’s current production momentum, maintaining and streamlining inventory levels, hiring qualified production and administrative staff to further strengthen the Company’s productivity, drive efficiencies, and maintain a high level of quality and developing Forza X1’s North Carolina factory to build electric boats. . These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict, that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to continue to streamline its manufacturing process, the Company’s ability to maintain its current production momentum, maintain and streamline inventory levels and hire qualified production and administrative staff, the duration and scope of the COVID-19 outbreak worldwide, including the impact to supply chains and state and local economies, and the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the Company’s subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events, except as required by law.

(Tables Follow)

	September 30,	December 31,
	2022	2021
Cash and cash equivalents	$19,975,562	$6,975,302
Marketable securities	$2,910,936	$6,064,097
Current assets	$26,248,656	$13,073,346
Current liabilities	$3,995,584	$2,155,420
Working capital	$22,253,072	$10,917,926

	Three Months Ended
	September 30,
	2022	2021
Net sales	$8,812,021	$4,118,246
Cost of products sold	$5,477,947	$2,508,170
Gross profit	$3,334,074	$1,610,076
Operating expenses	$4,191,034	$1,932,610
Operating loss	$(856,960)	$(322,534)
Net loss	$(887,109)	$(383,277)
Net loss per common share: Basic and Diluted	$(0.13)	$(0.06)
Weighted average number of common shares outstanding: Basic and diluted	7,013,478	6,282,700

	Nine months Ended
	September 30,
	2022	2021
Net sales	$23,217,634	$10,623,460
Cost of products sold	$14,001,994	$6,209,334
Gross profit	$9,215,640	$4,414,126
Operating expenses	$11,592,732	$4,698,831
Income from operations	$(2,377,092)	$(284,705)
Other expense	$240,116	$(84,228)
Net income	$(2,617,208)	$(200,477)
Basic and dilutive income per share of common stock	$(0.37)	$(0.04)
Weighted average number of shares of common stock outstanding	7,004,542	4,769,200

The following table shows information by reportable segments for the three and nine months ended September 30, 2022 and 2021:

	For the Three Months Ended September 30, 2022
	Gas-Powered Boats	Franchise	Electric Boat and Development	Total
Net sales	$8,812,021	$—	$—	$8,812,021
Cost of products sold	5,411,402	—	66,545	5,477,947
Operating expense	3,210,921	529	979,584	4,191,034
Income (loss) from operations	189,698	(529)	(1,046,129)	(856,960)
Other loss	(29,671)	(3,943)	3,465	(30,149)
Net income (loss)	160,025	(4,471)	(1,042,663)	(887,109)
Adjusted net income	$577,404	$8,702	$(878,389)	$(292,283)

	For the Three Months Ended September 30, 2021
	Gas-Powered Boats	Franchise	Electric Boat and Development	Total
Net sales	$4,118,246	$—	$—	$4,118,246
Cost of products sold	2,508,170	—	—	2,508,170
Operating expense	1,850,513	—	82,097	1,932,610
Loss from operations	(240,437)	—	(82,097)	(322,534)
Other income (expense)	(57,318)	—	(3,425)	(60,743)
Net income (loss)	$(297,755)	$—	$(85,522)	$(383,277)
Adjusted net income	$(73,560)	$—	$(85,389)	$158,949

	For the Nine Months Ended September 30, 2022
	Gas-Powered Boats	Franchise	Electric Boat and Development	Total
Net sales	$23,218,666	$(1,032)	$—	$23,217,634
Cost of products sold	13,910,332	1,027	90,635	14,001,994
Operating expense	9,520,918	34,507	2,037,307	11,592,732
Loss from operations	(212,584)	(36,566)	(2,127,942)	(2,377,092)
Other loss	(181,113)	(30,059)	(28,944)	(240,116)
Net loss	$(393,697)	$(66,625)	$(2,156,886)	$(2,617,208)
Adjusted net income	$1,031,675	$(33,255)	$(1,941,957)	$(943,537)

	For the Nine Months Ended September 30, 2021
	Gas-Powered Boats	Franchise	Electric Boat and Development	Total
Net sales	$10,623,460	$—	$—	$10,623,460
Cost of products sold	6,209,334	—	—	6,209,334
Operating expense	4,581,634	—	117,197	4,698,831
Income (loss) from operations	(167,508)	—	(117,197)	(284,705)
Other income (expense)	153,101	—	(68,873)	84,228
Net income (loss)	$(14,407)	$—	$(186,070)	$(200,477)
Adjusted net income	$537,102	$—	$4,315	$541,417

CONTACT:

Glenn Sonoda
investor@twinvee.com

Non-GAAP Financial Measures

We have presented a supplemental non-GAAP financial measure in this earnings release. We believe that this supplemental information is useful to investors because it allows for an evaluation of the company with a focus on the performance of its core operations, including more meaningful comparisons of financial results to historical periods. Adjusted net (loss) income is a non-GAAP financial measure which excludes certain non-cash expenses. Adjusted net (loss) income is net loss excluding (i) stock based compensation(ii) loss on disposal of assets(iii) depreciation (iv)change of right of use asset and lease and (v)net change in marketable securities. Our executive management team uses these same non-GAAP measures internally to assess the ongoing performance of the Company.

The non-GAAP information should be read in conjunction with the Company’s consolidated financial statements and related notes. The non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented.

Below is a reconciliation of Adjusted net (loss) income to GAAP net (loss) income for the three and nine months ended September 30, 2022 and 2021:

	Three Months Ended
	September 30,
	2022	2021
Net sales	$8,812,021	$4,118,246
Cost of products sold	$5,477,947	$2,508,170
Gross profit	$3,334,074	$1,610,076
Operating expenses	$4,191,034	$1,932,610
Operating loss	$(856,960)	$(322,534)
Net loss	$(887,109)	$(383,277)
Net loss per common share: Basic and Diluted	$(0.13)	$(0.06)
Weighted average number of common shares outstanding: Basic and diluted	7,013,478	6,282,700

	Adjusted net income Three Months Ended
	September 30,	September 30,
	2022	2021
	$(887,109)	$(383,277)
Net (loss) income
Stock based compensation	287,607
Loss on disposal of assets	—	0
Depreciation	172,602	31,091
Change of right-of-use asset and lease liabilities	96,624	96,090
Net change in marketable securities	37,993	10,576
Adjusted net income	$(292,283)	$(245,520)

	Nine months Ended
	September 30,
	2022	2021
Net sales	$23,217,634	$10,623,460
Cost of products sold	$14,001,994	$6,209,334
Gross profit	$9,215,640	$4,414,126
Operating expenses	$11,592,732	$4,698,831
Income from operations	$(2,377,092)	$(284,705)
Other expense	$240,116	$(84,228)
Net income	$(2,617,208)	$(200,477)
Basic and dilutive income per share of common stock	$(0.37)	$(0.04)
Weighted average number of shares of common stock outstanding	7,004,542	4,769,200

	Adjusted net income
	Nine Months Ended
	September 30,	September 30,
	2022	2021
Net (loss) income	$(2,617,208)	$(200,477)
Stock based compensation	814,330	86,571
Loss on disposal of assets	49,990	224,037
Depreciation	372,511	132,089
Change of right-of-use asset and lease liabilities	286,271	288,621
Net change in marketable securities	150,569	10,576
Adjusted net (loss) income	$(943,537)	$541,417